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                                                                 EXHIBIT 10.7(b)


                                   AGREEMENT
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This Agreement is entered into by and between STEVEN ROBERTS ("Employee") and
MODEM MEDIA ADVERTISING LIMITED PARTNERSHIP ("Employer" or "Company").

NOW, THEREFORE, in consideration of Employee's employment, Employee and Employer agree as follows:

I.   NONCOMPETITION
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          A.   Employee agrees not to engage in any Competitive Activity during a period of one year following the termination of his employment or his voluntary resignation from employment. For purposes of this Agreement, "Competitive Activity" shall mean: (i) the providing of services similar to those provided by Employer, other than on the Employer's behalf, to any Client for whom the Employer performed substantial services during the two-year period immediately preceding the termination of Employee's employment or Employee's voluntary resignation (ii) the solicitation or inducement of any employee to leave the employ of the Employer or the hiring of any such employee; or (iii) the request or advisement to any Client of the Employer to withdraw, curtail or cancel its business with the Employer.

          B. As used in this Agreement the term "Client" shall also include any prospective client to whom a presentation (or similar offering of services) has been made by the Employer during the one-year period immediately preceding the termination of Employee's employment or Employee's voluntary resignation, and Employee has had access to Confidential Information concerning such prospective client or such presentation.

II.  CONFIDENTIALITY
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          A.   Employee will not disclose at any time, whether while employed or thereafter, any trade or business secrets or any Confidential Information about the business of Employer or its subsidiaries, its parent, or its affiliates except as shall be required in the proper conduct of Employer's business. Employee understands and acknowledges that he will gain valuable training relating to the Company's operations, finances, customers, services and other products and methods. He understands that he will possess or have access to become aware of through these lists and/or through other Company employees, information relating to the requirements of the Company's customers, the types of services and other products utilized, their ability to pay, preferences as to service frequency and times for service, the identity of those authorizing service and the identity of actual users, leads to other customers and users, and the Company's method of finances, operations, and selling and promoting its services and other products, its prices, and plans, all of which lists and information he acknowledges as competitively sensitive and as constituting the Company's Confidential Information.
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          B.   Employee therefore agrees that, while in the Company's employ or at any time thereafter, he will treat and hold all such knowledge and information as the Company's Confidential Information, and will not divulge it to any person or entity outside the Company, or not engaged to render services to the Company, except with the prior written consent of an officer authorized to act in the matter by the Company. "Confidential Information" shall include, without limitation, trade secrets, information relating to any inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, client relationships, or marketing strategies of the Company, its divisions, subsidiaries, and affiliates. Employee will not copy, take or retain any documents containing such Confidential Information, nor will he disclose or use the Confidential Information he gained during the course of his employment with the Company.

          C. This Agreement shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law or by separate agreement upon Employee. Employer shall not be held liable for any damages resulting from any breach by Employee of an obligations imposed by separate agreement upon Employee.

III. PROPRIETARY RIGHTS
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          A.   Employee agrees that Employer shall have all rights including international property rights in: all tests, inventions, developments and discoveries, whether or not patentable, and all suggestions, proposals, computer programs and writings, including any copyright interests, therein, which Employee authors, conceives or makes, either solely or jointly with others during his employment with Employer which relate to any subject matter with which Employee's work for Employer may be concerned or involve the use of the time, equipment, materials or facilities of Employer.

          B. Employee will disclose to Employer all ideas, inventions, improvements, discoveries, and writings based on Confidential Information as defined above within one year thereafter, if such inventions or writings relate to the subject of Employee's work for Employer.

IV.  COOPERATION
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          Employee will, during the term of his employment and thereafter, at the request of Employer and without expense to Employer, execute all documents and take all actions as may be necessary in order to assign all rights to or otherwise vest good title to Employer in the property and proprietary rights described in Section III.

V.   SEVERABILITY
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          The invalidity or nonenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. To the fullest extent permitted by law, the provisions of this Agreement shall be construed as if the geographic or business scope or the duration of such provision or other basis on which such provision has been challenged had been more narrowly drafted so as not to be invalid or unenforceable.
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VI.  INJUNCTIVE RELIEF
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          In the event of a breach by Employee of the terms of this Agreement,
Employer shall be entitled to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violations and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach of the provisions of this Agreement may be inadequate and that the Employer shall be entitled to injunctive relief against Employee in the event of any breach. Employer shall be entitled to attorneys' fees and costs in any successful action to enforce any section of this Agreement.


                                    /s/ Steven Roberts
                                    __________________________________
                                    Steven Roberts


                                    __________________________________
                                    Modem Media Advertising Limited Partnership